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EXHIBIT 99.1


                              ISLAND PACIFIC, INC.
                        (formertly SVI Solutions, Inc.,
                      as successor to SVI Holdings, Inc.)
                            1998 INCENTIVE STOCK PLAN
                          AMENDED AS OF AUGUST 18, 2002

         1.       PURPOSES.
                  ---------

                  (a) The purpose of this 1998 Incentive Stock Plan is to provide a means by which Employees, Directors and Consultants of the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the common stock of the Company through the granting of (i) incentive stock options, (ii) non-statutory stock options, (iii) stock bonuses, (iv) rights to purchase stock, and (v) stock appreciation rights.

                  (b) The Company, by means of this 1998 Incentive Stock Plan, seeks to retain the services of persons who are now Employees, Directors, or Consultants of the Company, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

                  (c) The Company intends that the Stock Awards issued under this Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6, including Incentive Stock Options and Non-statutory Stock Options, (ii) Stock bonuses or rights to purchase Stock granted pursuant to Section 7, or (iii) Stock appreciation rights granted pursuant to Section 8. All Options shall be separately designated Incentive Stock Options or Non-statutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

                  (d) This 1998 Incentive Stock Plan was adopted by the Board of Directors on October 5, 1998 and approved by the shareholders on November 2, 1998. The Board of Directors approved amendments to the Plan on August 18, 2000 and August, 2002, and the stockholders approved the amendments to Section 4 submitted for shareholder approval on November 16, 2000 and September 19, 2002.

         2.       DEFINITIONS.
                  -----------

                  (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

                  (b) "BOARD" means the Board of Directors of the Company.

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                  (c) "CODE" means the Internal Revenue Code of 1986, as
amended.

                  (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

                  (e) "COMPANY" means: Island Pacific, Inc., a Delaware corporation formerly known as SVI Solutions, Inc. as successor to SVI Holdings, Inc.

                  (f) "CONCURRENT STOCK APPRECIATION RIGHT" or "CONCURRENT RIGHT" means a right granted pursuant to subsection 8(b)(ii) of the Plan.

                  (g) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render services and who is compensated for such services; provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

                  (h) "CONTINUOUS STATUS OF EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated by the Company or any Affiliate. The Board in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave. For purposes of Incentive Stock Options and Stock Appreciation Rights appurtenant thereto, any such leave may not exceed ninety
(90) days, unless re-employment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Affiliates or its successor.

                  (i) "COVERED EMPLOYEE" means the chief executive officer and the four (4) other highest compensated Officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

                  (j) "DIRECTOR" means a member of the Company's Board of Directors.

                  (k) "DISABILITY" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                  (l) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                  (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

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                  (n) "FAIR MARKET VALUE" means the average of the high and low sale prices per share of Stock on the American Stock Exchange, composite tape or other recognized market source, as determined by the Board, on the applicable date of reference hereunder, or if there is no sale on such date, the average high and low sale prices on the last previous day on which a sale is reported.

                  (o) "FAMILY MEMBER" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in- law, or sister-in-law, including adoptive relationships, any person sharing the Employee's or Consultant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Employee or Consultant) control the management of assets, and any other entity in which these persons (or the Employee or Consultant) own more than fifty percent of the voting interests, including any changes as may be made from time to time to the definition of "Family Member" as promulgated by the Securities and Exchange Commission in connection with the general instructions for Form S-8 promulgated under the Securities Act of 1933, as amended, or any successor form.

                  (p) "INCENTIVE STOCK OPTION" means an Option granted pursuant to the Plan which is designated as an incentive stock option by the Board, and qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                  (q) "INDEPENDENT STOCK APPRECIATION RIGHT" means a right granted under subsection 8(b)(iii) of the Plan.

                  (r) "NON-EMPLOYEE DIRECTOR" means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a Consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933, as amended ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non- employee director" for purposes of Rule 16b-3.

                  (s) "NON-STATUTORY STOCK OPTION" means an Option granted pursuant to the Plan which is not an Incentive Stock Option.

                  (t) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

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                  (u) "OPTION" means an option to purchase Stock granted
pursuant to the Plan.

                  (v) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                  (w) "OPTION PRICE" shall mean the price per share of Stock to be paid by the Optionee upon exercise of the Option and as set forth in the Option Agreement.

                  (x) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option.

                  (y) "OUTSIDE DIRECTOR" means a Director of the Company who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

                  (z) "PARTICIPANT" means an Employee, Director or Consultant who receives a Stock Award.

                  (aa) "PLAN" means this 1998 Incentive Stock Plan, as may be amended from time to time.

                  (bb) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

                  (cc) "STOCK" shall mean the $0.0001 par value common stock of the Company.

                  (dd) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 of the Plan.

                  (ee) "STOCK AWARD" means any right granted under the Plan, including any Option, any Stock Bonus, any Stock Purchase Right, and any Stock Appreciation Right.

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                  (ff) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Award grant. The Stock Award Agreement is subject to the terms and conditions of the Plan.

                  (gg) "TANDEM STOCK APPRECIATION RIGHT" or "TANDEM RIGHT" means a right granted under subsection 8(b)(i) of the Plan.

         3.       ADMINISTRATION.
                  ---------------

                  (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee or Committees, as provided in subsection 3(c).

                  (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                           (1) To determine from time to time which of the
persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Non-statutory Stock Option, a Stock Bonus, a Stock Purchase Right, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Stock pursuant to a Stock Award, whether a person shall be permitted to receive Stock upon exercise of an Independent Stock Appreciation Right; and, subject to subsection 4(d), the number of shares with respect to which Stock Awards shall be granted to each such person.

                           (2) To construe and interpret the Plan and Stock
Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                           (3) To amend the Plan as provided in Section 14.

                           (4) Generally, to exercise such powers and to perform
such acts as the Board deems necessary or expedient to promote the best interests of the Company.

                  (c) The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of

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the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. A Committee may consist solely of two (2) or more Outside Directors, and/or solely of two or more Non- Employee Directors. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one (1) or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one (1) or more members of the Board who are not Non- Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

         4.       SHARES SUBJECT TO THE PLAN.
                  ---------------------------

                  (a) Subject to the provisions of Section 13 relating to adjustments upon changes in Stock, the Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate five million (5,000,000) shares. The number of shares available shall be adjusted as provided in Section 4(c) and
Section 13. Stock issued under any other stock option plan of the Company shall not be counted against the maximum number of shares that can be issued under the Plan. If any Stock Award shall for any reason expire or otherwise terminate without having been exercised in full, the Stock not purchased under such Stock Award shall again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

                  (b) The Stock subject to the Plan may be unissued shares or reacquired shares.

                  (c) The number of shares of Stock available for issuance under the Plan shall automatically increase on the first trading day in each fiscal year during the term of the Plan, beginning with the fiscal year ending March 31, 2001, by an amount equal to the least of (i) 2% of the total number of shares of Stock outstanding on the last trading day of the immediately preceding fiscal year; (ii) 600,000 shares of Stock; or (iii) an amount determined by the Board.

                  (d) No one person participating in the Plan may receive Stock Awards for more than 1,000,000 shares of Stock in the aggregate per calendar year.

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         5.       ELIGIBILITY.
                  ------------

                  (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants.

                  (b) A Director or Officer shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the Director or Officer as a person to whom Stock Awards may be granted, or in the determination of the number of shares which may be covered by Stock Awards granted to the Director or Officer: (i) the Board has approved the grant of the Stock Awards; (ii) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of two or more Non-Employee Directors; or (iii) the grant otherwise complies with the requirements of Rule 16b-3.

                  (c) No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Code
Section 424(d)) Stock possessing more than ten (10%) percent of the total combined voting power of all classes of capital stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten (110%) percent of the Fair Market Value of the Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the grant date.

         6.       OPTION PROVISIONS.
                  ------------------

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions of the Plan by reference in the Option or otherwise) the substance of each of the following provisions:

                  (a) TERM. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted; provided that an Option granted to a person possessing ten (10%) percent or more of the combined voting power of all classes of capital stock of the Company or its Affiliates shall have a term not exceeding five (5) years.

                  (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted. The exercise price of each Non-statutory Stock Option shall be not less than eighty-five (85%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted. Despite the previous two sentences, the purchase price for Options granted to a person who possesses more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or its Affiliates shall be at least one hundred ten percent (110%) of the Fair Market Value of the Stock at the date of grant.

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                  (c) CONSIDERATION. The Option Price of Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (1) in cash at the time the Option is exercised, or (2) at the discretion of the Board, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Stock of the Company valued at Fair Market Value as provided herein) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) an agreement with the Company whereby a portion of the Optionee's Options are terminated, and where the Built in Gain on any Options which are terminated as part of the agreement equals the aggregate Option Price of the Option being exercised.

The Board may permit deemed or constructive transfer of shares in lieu of actual transfer and physical delivery of certificates. Except to the extent prohibited by applicable law, the Board may take any necessary or appropriate steps in order to facilitate the payment of the Option Price. The Board, in its sole and exclusive discretion, may require satisfaction of any rules or conditions in connection with paying the Option Price at any particular time, in any particular form, or with the Company's assistance.

In the event the Board determines in its sole discretion to provide an Optionee with a deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Internal Revenue Code of 1986, of any amounts other than amounts stated to be interest under the deferred payment arrangement. "Built in Gain" means the excess of the aggregate Fair Market Value of Stock subject to an Option otherwise issuable on exercise of a terminated Option over the aggregate Option Price otherwise due the Company on such exercise. If Stock used to pay any Option Price is subject to any prior restrictions imposed in connection with any stock option or stock purchase plan or agreement of the Company (including this Plan), an equal number of the shares of Stock acquired on exercise shall be made subject to such prior restrictions in addition to any further restrictions imposed on the Stock by the terms of the particular Agreement or by the Plan.

                  (d) TRANSFERABILITY. To the extent required by Code Section 422, Options, (or the rights of Optionees pursuant to the Agreement), shall not be transferable in any manner, whether voluntary or involuntary, except by will or the law of descent and distribution. A Non-Qualified Stock Option may be transferred: (i) by gift to a Family Member; (ii) under a domestic relations order in settlement of marital property rights; and (iii) to any entity in which more than fifty percent of the voting interests are owned by Family Members (or the Employee or Consultant) in exchange for an interest in that entity. An attempted non-permitted transfer shall be void and shall immediately terminate the Option.
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                  (e) VESTING. The total number of shares of Stock subject to an
Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The vesting provisions of individual Options may vary but in each case will provide for vesting of at least twenty percent (20%) of the total number of shares subject to the Option per year. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

                  (f) SECURITIES LAW COMPLIANCE. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, to give written assurances satisfactory to the Company, if any, that are necessary to ensure compliance with federal securities laws. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

                  (g) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. If an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than "for cause", or upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board (which period shall not be less than three (3) months from the date of such termination), and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to the Plan. If an Optionee's Continuous Status as an Employee, Director or Consultant terminates "for cause", the right to exercise the Option shall immediately cease.

                  (h) DISABILITY OF OPTIONEE. If an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board (which period from the date of

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such termination shall not be less than one (1) year, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by the Option shall revert to the Plan.

                  (i) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised, at any time within such period as is determined by the Board (which period shall not be less than twelve (12) months following the date of death) by the personal representative of the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, and only to the extent the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

                  (j) WITHHOLDING. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment;
(2) authorizing the Company to withhold shares from the shares of the Stock otherwise issuable to the Optionee as a result of the exercise of the Option; or
(3) delivering to the Company unencumbered shares of Stock owned by Optionee.

         7.       TERMS OF STOCK BONUSES AND STOCK PURCHASES.
                  ------------------------------------------

         Each Stock Bonus or Stock Purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Bonus or Stock Purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each Stock Bonus or Stock Purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

                  (a) PURCHASE PRICE. The purchase price under each Stock Purchase agreement shall be such amount as the Board shall determine and designate in such agreement (which purchase price shall in any event be not less than eighty-five (85%) percent of the Fair Market Value of the Stock on the

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date such award is made), provided that the purchase price shall be one hundred
(100%) percent of the Fair Market Value of the Stock on the date the award is made, in the case of any person who owns Stock possessing more than ten (10%) percent of the total combined voting power of all classes of capital stock of the Company or its Affiliates.

                  (b) TRANSFERABILITY. Rights under a Stock Bonus or Stock Purchase agreement shall not be transferable in any manner, whether voluntary or involuntary, except by will or the law of descent and distribution. Rights under a Stock Bonus or Stock Purchase agreement may be transferred: (i) by gift to a Family Member; (ii) under a domestic relations order in settlement of marital property rights; and (iii) to any entity in which more than fifty percent of the voting interests are owned by Family Members (or the Employee or Consultant) in exchange for an interest in that entity. An attempted non-permitted transfer shall be void and shall immediately terminate the rights.

                  (c) CONSIDERATION. The purchase price of Stock acquired pursuant to a Stock Purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the Stock is sold; or (iii) in any other form of legal consideration (including shares of previously owned Stock) that may be acceptable to the Board in its discretion.

                  (d) VESTING. Shares of Stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

                  (e) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Stock held by that person which have not vested as of the date of termination under the terms of the Stock bonus or Stock purchase agreement between the Company and such person.

         8.       STOCK APPRECIATION RIGHTS.
                  --------------------------

                  (a) The Board shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights to Employees, Directors or Consultants of the Company or its Affiliates under the Plan. Each such right shall entitle the holder to a distribution based on the appreciation in the Fair Market Value per share of a designated amount of Stock.

                  (b) three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

                           (i) TANDEM STOCK APPRECIATION RIGHTS. Tandem Rights
will be granted appurtenant to an Option and will require the holder to elect between the exercise of the underlying Option for shares of Stock and the surrender, in whole or in part, of the Option for an appreciation distribution equal to the excess of (A) the Fair Market Value (on the date of Option surrender) of vested shares of Stock purchasable under the surrendered Option over (B) the aggregate exercise price payable for those shares.

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                           (ii) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent
Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of Stock subject to the underlying Option and will be exercised automatically at the same time the Option is exercised for those shares. The appreciation distribution to which the holder of such Concurrent Right shall be entitled upon exercise of the underlying Option shall be in an amount equal to the excess of (A) the aggregate Fair Market Value (at date of exercise) of the vested shares purchased under the underlying Option with such Concurrent Rights over (B) the aggregate exercise price paid for those shares.

                           (iii) INDEPENDENT STOCK APPRECIATION RIGHTS.
Independent Rights may be granted independently of any Option and will entitle the holder upon exercise to an appreciation distribution equal in amount to the excess of (A) the aggregate Fair Market Value (at the date of exercise) of a number of shares of Stock equal to the number of vested share equivalents exercised at such time (as described in subsection 8(c)(iii)(B)) over (B) the aggregate Fair Market Value of such number of shares of Stock at the date of grant.

                  (c) The terms and conditions applicable to each Tandem Right, Concurrent Right and Independent Right shall be as follows:

                           (i) TANDEM RIGHTS.

                               (A) Tandem Rights may be tied to either Incentive
Stock Options or Non-statutory Stock Options. Each Tandem Right shall, except as specifically set forth below, be subject to the same terms and conditions applicable to the particular Option to which it pertains. If Tandem Rights are granted appurtenant to an Incentive Stock Option, they shall satisfy any applicable Treasury Regulations so as not to disqualify the Option as an Incentive Stock Option under the Code.

                               (B) The appreciation distribution payable on the
exercised Tandem Right shall be in cash in an amount equal to the excess of (I) the Fair Market Value (on the date of the Option surrender) of the number of shares of Stock covered by that portion of the surrendered Option in which the Optionee is vested over (II) the aggregate exercise price payable for those vested shares.

                           (ii) CONCURRENT RIGHTS.

                               (A) Concurrent Rights may be tied to any or all
of the shares of Stock subject to any Incentive Stock Option or Non-statutory Stock Option grant made under the Plan. A Concurrent Right shall, except as specifically set forth below, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains.

                               (B) A Concurrent Right shall be automatically
exercised at the same time the underlying Option is exercised with respect to the particular shares of Stock to which the Concurrent Right pertains.

                               (C) The appreciation distribution payable on an
exercised Concurrent Right shall be in cash in an amount equal to such portion as shall be determined by the Board at the time of the grant of the excess of
(I) the aggregate Fair Market Value (on the Exercise Date) of the vested shares of Stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (II) the aggregate exercise price paid for those shares.

                           (iii) INDEPENDENT RIGHTS.

                               (A) Independent Rights shall, except as
specifically set forth below, be subject to the same terms and conditions applicable to Non- statutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents.

                               (B) The appreciation distribution payable on the
exercised independent Right shall be in an amount equal to the excess of (I) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company Stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (II) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company Stock.

                               (C) The appreciation distribution payable on the
exercised Independent Right may be paid, in the discretion of the Board, in cash, in shares of Stock or in a combination of cash and Stock. Any shares of Stock so distributed shall be valued at Fair Market Value on the date the Independent Right is exercised.

                           (iv) TERMS APPLICABLE TO TANDEM RIGHTS, CONCURRENT
RIGHTS AND INDEPENDENT RIGHTS.

                               (A) To exercise any outstanding Tandem,
Concurrent or Independent Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the instrument evidencing the right.

                               (B) If a Tandem, Concurrent, or Independent Right
is granted to an individual who is at the time subject to Section 16(b) of the Exchange Act (a "Section 16(b) Insider"), then the instrument of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of the right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3.

                               (C) No limitation shall exist on the aggregate
amount of cash payments the Company may make under the Plan in connection with the exercise of Tandem, Concurrent or Independent Rights.

         9.       CANCELLATION AND RE-GRANT OPTIONS AND CANCELLATION AND
                  ------------------------------------------------------
RESCISSION OF AWARDS.
---------------------

                  (a) The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected holders of Options and/or Stock Appreciation Rights, (i) the re-pricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or (ii) the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of Stock, but having an exercise price per share not less than eighty-five (85%) percent of the Fair Market Value (one hundred (100%) percent of the Fair Market Value in the case of an Option or, in the case of a ten (10%) percent shareholder (as described in subsection 5(c)), not less than one hundred ten (110%) percent of the Fair Market Value) per share of Stock on the new grant date.

                  (b) Unless the Stock Award Agreement specifies otherwise, the Board may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Stock Award at any time if the Participant is not in compliance with all applicable provisions of the Stock Award Agreement and the Plan, or if the Participant engages in any "Detrimental Activity." For purposes of this subsection 9(b), "Detrimental Activity" shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company's business, without prior written authorization from the Company, of any confidential information or material, as defined in the Company's confidential information or similar agreement, relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company's confidential information or similar agreement, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the Participant's employment for cause; (v) a violation of any rules, policies, procedures or guidelines of the Company, including but not limited to the Company's business conduct or similar guidelines; (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

                  (c) In connection with subsection 9(b) herein, upon exercise, payment or delivery pursuant to a Stock Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant engages in a Detrimental Activity prior to, or during the six months after, any exercise, payment or delivery pursuant to a Stock Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

         10.      COVENANT OF THE COMPANY.
                  ------------------------

         During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Stock required to satisfy such Stock Awards up to the number of shares of Stock authorized under the Plan

         11.      USE OF PROCEEDS FROM STOCK.
                  ---------------------------

         Proceeds from the sale of Stock pursuant to Stock Awards shall constitute general funds of the Company.

         12.      MISCELLANEOUS.
                  --------------

                  (a) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

                  (b) Throughout the term of any Option granted pursuant to the Plan, the Company shall make available to the holder of such Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the Option term, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the bylaws of the Company.

                  (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee, or the relationship as a Director or Consultant of any Director or Consultant with or without cause.

                  (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-statutory Stock Options.

         13.      ADJUSTMENTS UPON CHANGES IN STOCK.
                  ----------------------------------

                  (a) If any change is made in the Stock subject to the Plan, or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of Stock subject to outstanding Stock Awards.

                  (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, at the sole discretion of the Board and to the extent permitted by applicable law:
(i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Stock Awards, or to substitute similar awards for those outstanding under the Plan, the Stock Awards shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any Stock Awards outstanding under the Plan shall terminate if not exercised prior to such event.

         14.      AMENDMENT OF THE PLAN.
                  ----------------------

                  (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in Stock, any amendments shall be approved by the shareholders of the Company where required by law.

                  (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance with the Code.

                  (c) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

         15.      TERMINATION OR SUSPENSION OF THE PLAN.
                  --------------------------------------

                  (a) The Plan shall terminate ten (10) years following its effective date. Despite the preceding sentence, the Board may suspend or terminate the Plan at any time. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

                  (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

         16.      EFFECTIVE DATE OF PLAN.
                  -----------------------

         The Plan shall become effective upon the later of the date it is first adopted by the Board or approved by the Company's shareholders.